1994 STOCK OPTION PLAN
                   NON-EMPLOYEE DIRECTOR STOCK OPTION CONTRACT


           THIS NON-EMPLOYEE DIRECTOR STOCK OPTION CONTRACT entered into as of September 19, 1995 between MICROFRAME, INC., a New Jersey corporation (the "Company"), and Stephen M. Deixler (the "Optionee").


                              W I T N E S S E T H:


           1. The Company, in accordance with the allotment made by the Compensation/Stock Option Committee (the "Committee") and subject to the terms and conditions of the 1994 Stock Option Plan of the Company, as amended (the "Plan"), grants on the date hereof to the Optionee an option to purchase an aggregate of 10,000 shares of the common stock, $.001 par value per share, of the Company ("Common Stock") at an exercise price of $3.125 per share, being at least equal to the fair market value of such shares of Common Stock on the date hereof. This option is a nonqualified stock option and is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

           2. The term of this option shall be 5 years from the date hereof, subject to earlier termination as provided in the Plan. However, this option shall not be exercisable until three months from the date hereof, at which time it shall become exercisable as to one-quarter of the total number of shares of Common Stock subject hereto, and as to an additional one-quarter of such shares on each of the next three three-month anniversaries of the date of grant, provided that the Optionee continues to serve as a Non-Employee Director (as defined in the Plan) on such dates. The right to purchase shares of Common Stock under this option shall be cumulative, so that if the full number of shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter, but not after the expiration of the option. Notwithstanding any of the foregoing, in no event may a fraction of a share of Common Stock be exercised or purchased under this option.

           3. This option shall be exercised by giving written notice to the Company at its principal office, presently located at 21 Meridian Road, Edison, New Jersey 08820, Attention: Compensation/Stock Option Committee, stating that the Optionee is exercising the option hereunder, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor (a) in cash or by certified check, (b) with previously acquired shares of Common Stock which have been held by the Optionee for at least six months having a fair market value equal to the aggregate exercise price, or (c) a combination of the foregoing.




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           4. The Company may withhold  cash and/or shares of Common Stock to be issued to the Optionee in the amount which the Company determines is necessary to satisfy its obligation, if any, to withhold taxes or other amounts incurred by reason of the grant or exercise of this option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount in cash promptly upon demand.

           5. Notwithstanding the foregoing, this option shall not be exercisable by the Optionee unless (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock to be received upon the exercise of this option shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. The Optionee hereby represents and warrants to the Company that, unless such a Registration Statement is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Optionee shall notify the Company of any proposed resale of the shares of Common Stock issued to him upon exercise of this option. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option. Nothing herein shall be construed as requiring the Company to register the shares subject to this option under the Securities Act.

           6. Notwithstanding anything herein to the contrary, if at any time the Committee shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock hereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

           7. The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to
(a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (b) implement the provisions of the Plan or this Contract or

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any other  agreement  between the Company and the Optionee  with respect to such shares of Common Stock.

           8. Nothing in the Plan or herein shall confer upon the Optionee any right to continue as a director of the Company, its parent or any of its subsidiaries, or interfere in any way with any right to terminate such directorship at any time for any reason whatsoever without liability to the Company, its parent or any of its subsidiaries or any shareholder of the Company, its parent or any of its subsidiaries.

           9. The Company and the Optionee agree that they will both be subject to and bound by all of the terms and conditions of the Plan, a copy of which is attached hereto and made a part hereof. Any capitalized term not defined herein shall have the meaning ascribed to it in the Plan. In the event of a conflict between the terms of this Contract and the terms of the Plan, the terms of the Plan shall govern.

           10. The Optionee represents and agrees that he will comply with all applicable laws relating to the Plan and the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of the option, including without limitation, federal and state securities and "blue sky" laws.

           11. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's legal representatives.

           12. This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled by law to the Optionee's rights hereunder.

           13. This Contract shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without regard to the conflicts of law rules thereof.

           14. The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision.


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           15. The  Optionee  agrees that the Company may amend the Plan and the options granted to the Optionee under the Plan, subject to the limitations contained in the Plan.

           IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.


                                        MICROFRAME INC.


                                        By: /s/ Stephen B. Gray
                                            -------------------------



                                            /s/ Stephen M. Deixler
                                            -------------------------
                                            Stephen M. Deixler, Optionee


                                             371 Eagle Drive
                                             Jupiter, FL 33477
                                            -------------------------
                                                   Address



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